United States
Securities and Exchange Commission
Washington D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2008

MTS Medication Technologies, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	001-31578	59-2740462

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2003 Gandy Boulevard North, Suite 800, St. Petersburg, Florida 33702

(Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code):  (727) 576-6311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Michael P. Conroy resigned as the Controller of MTS Medication Technologies, Inc. (the “Company”) on November 9, 2007. Effective February 1, 2008, he will no longer serve as the Company’s principal accounting officer. He will continue to serve as Chief Financial Officer and Vice President of the Company.

        On November 9, 2007, James M. Conroy, 36, was appointed the Controller of the Company. He will assume the role of the Company’s principal accounting officer, effective February 1, 2008. Mr. Conroy is the son of Michael P. Conroy.

        Prior to joining the Company, from June 2006 to October 2007, Mr. Conroy served as Managing Partner of Conroy & Febo, CPAs, a Florida accounting and tax firm, where he was responsible for all financial, strategic and operational functions of the firm. From June 2005 to June 2006, Mr. Conroy served as Manager of Corporate Accounting for Starwood Vacation Ownership, a vacation ownership company that acquires, develops and markets resort communities throughout the world. He was responsible for managing the general ledger and the preparation of the company’s financial statements. From April 2001 to June 2005, Mr. Conroy served as Director, Finance and Controller of Ultimate Franchise Systems, Inc., a franchisor of quick service and casual dining restaurants, where he was responsible for all financial, technological and human resource functions of the company. Mr. Conroy received a B.S.B.A. degree in accounting from the University of Central Florida and is an active Certified Public Accountant in the State of Florida.

        As the Company’s Controller and principal accounting officer, Mr. Conroy will receive a base salary of $120,000 per year, subject to annual adjustments. He will be eligible to receive bonuses pursuant to the Company’s Management Bonus Plan based on performance criteria established by the compensation committee of the Company’s board of directors. Mr. Conroy was granted options to purchase 10,000 shares of the Company’s common stock on November 9, 2007, under the MTS Medication Technologies, Inc. 2007 Stock Incentive Plan. The options have an exercise price of $13.70, the closing price of the Company’s common stock on the American Stock Exchange on the grant date. The options will vest in equal installments on the anniversary of the grant date over a three-year period. Mr. Conroy will also participate in the Company’s Long Term Incentive Plan currently under design.

        There is no formal employment agreement between the Company and Mr. Conroy. Mr. Conroy's employment is at-will and subject to the general employment policies of the Company.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc.
(Registrant)

Date: February 4, 2008	By:	/s/ Todd E. Siegel
Todd E. Siegel
President and Chief Executive Officer

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